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                                                                     Exhibit 5.1

                          [Winston & Strawn Letterhead]

                                December 20, 2001

iPCS, Inc.
Harris Tower
233 Peachtree Street NE, Suite 1700
Atlanta, Georgia  30303

Ladies and Gentlemen:

     We have acted as counsel to iPCS, Inc., a Delaware corporation (the "Company"), iPCS Wireless, Inc., a Delaware corporation ("Wireless"), and iPCS Equipment, Inc., a Delaware corporation (together with Wireless, the "Subsidiary Guarantors"), in connection with the preparation of a Post-Effective Amendment No. 1 on Form S-1 to iPCS' registration statement on Form S-4 (File No. 333-47688) (the "Registration Statement"), filed on December 20, 2001 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the resale (the "Offer") of $50,000,000 in aggregate principal amount of the Company's 14% Senior Discount Notes due 2010 (the "Notes") by certain holders named in the Prospectus, filed as part of the Registration Statement, and in any supplement thereto, and the Subsidiary Guarantors' guarantee thereof (the "Guarantees").

     The Notes and the Guarantees were issued pursuant to an Indenture (the "Indenture") dated as of July 12, 2000, by and among the Company, the Subsidiary Guarantors and BNY Midwest Trust Company (formerly known as CTC Illinois Trust Company), as Trustee (the "Trustee").

     We have examined such documents and records and other certificates and instruments and have conducted such investigation as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

     1. The Notes have been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

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     2. The Guarantees have been duly authorized, executed and delivered by the
Subsidiary Guarantors and are valid and binding obligations of the Subsidiary Guarantors enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

     Our opinion as to enforceability of the Notes and the Guarantees is subject to the qualification that certain provisions thereof may be unenforceable in whole or in part under the laws of the State of Delaware and New York, as applicable, but the inclusion of any such provision will not affect the validity of the Notes or the Guarantees and each of them contain legally adequate provisions for the realization of the principal legal rights and benefits afforded thereby. We express no opinion concerning federal or state securities laws.

     The foregoing opinions are limited to the laws of the United States, the State of Illinois, the State of New York and the General Corporation Law of the State of Delaware. We express no opinion and make no representation with respect to the law of any other jurisdiction.

     This opinion is for your benefit and it may not be reprinted, reproduced or distributed to any other person for any purpose without our prior written consent, except that we hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

     Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Subsidiary Guarantors or any other person, or any other document or agreement involved with the transactions contemplated by the Offer. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                                     Sincerely,


                                                     /s/ WINSTON & STRAWN